Exhibit 5.1

Blake, Cassels & Graydon LLP

Barristers & Solicitors

Patent & Trade-mark Agents

199 Bay Street

Suite 4000, Commerce Court West

Toronto ON M5L 1A9 Canada

Tel: 416-863-2400 Fax: 416-863-2653

July 11, 2018

Reference: 14986/4

Cronos Group Inc.

720 King Street West, Suite 320

Toronto, Ontario

M5V 2T3

RE:	Cronos Group Inc. – Registration Statement on Form S-8 for Option Plans

We have acted as Canadian counsel to Cronos Group Inc. (the “Company”) in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Act”), to register the offer and sale of the common shares of the Company (the “Common Shares”) reserved for issuance pursuant to the exercise of stock options (“Options”) granted or to be granted under or otherwise governed by each of (i) the Company’s amended and restated stock option plan dated May 26, 2015 (the “2015 Option Plan”) and (ii) the Company’s 2018 stock option plan dated May 18, 2018 (the “2018 Option Plan” and, together with the 2015 Option Plan, the “Option Plans”).

We have examined originals or copies, certified or identified to our satisfaction, of such public and corporate records, certificates and other documents and have considered such questions of law as we have deemed relevant or necessary as a basis for the opinions hereinafter expressed. In conducting such examinations, we assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy of the records maintained by all public offices where we have searched or enquired or have caused searches or enquiries to be conducted, as the case may be, and the authenticity of all corporate records, documents, instruments and certificates submitted to us as originals. We have further assumed the conformity to original documents of all documents submitted to us as certified, notarial, true, facsimile or photostatic copies, the authenticity of the originals of such copies and the accuracy and completeness of the information contained therein.

We have not undertaken any special or independent investigation to determine the existence or absence of any facts or circumstances relating to the Company, the Option Plans, the Options or the Common Shares. No inference as to our knowledge as to such facts and circumstances should be drawn merely from our specific representation of the Company.

Our opinion is given as of the date hereof and is based on legislation and regulations in effect on the date hereof. We do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

23412953.2

TORONTO     CALGARY     VANCOUVER     MONTRÉAL     OTTAWA     NEW YORK     LONDON     RIYADH/AL-KHOBAR*     BAHRAIN     BEIJING

Blake, Cassels & Graydon LLP | *Associated Offices | blakes.com

We are qualified to practice law only in the Province of Ontario. We express no opinion as to the laws of any jurisdiction other than those of the Province of Ontario and the federal laws of Canada applicable therein in effect on the date hereof.

Based on and subject to the foregoing, and provided that all necessary corporate action has been taken by the Company to authorize the issuance of the Options, we are of the opinion that upon the due and proper exercise of the Options granted pursuant to and in accordance with the 2015 Option Plan and the 2018 Option Plan, respectively, including the receipt of the applicable exercise price therefor, the Common Shares underlying the Options will be validly issued as fully paid and nonassessable shares in the capital of the Company.

We hereby consent to the use of our firm name in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.

Yours truly,

/s/ Blake, Cassels & Graydon LLP

23412953.2

TORONTO     CALGARY     VANCOUVER     MONTRÉAL     OTTAWA     NEW YORK     LONDON     RIYADH/AL-KHOBAR*     BAHRAIN     BEIJING

Blake, Cassels & Graydon LLP | *Associated Offices | blakes.com